SECURITY AGREEMENT

THIS AGREEMENT (“Agreement”) made this 1st  day of October 2013 under the laws of the State of Arizona, between IceWeb, Inc. a corporation under the laws of the State of Delaware and/or its assigns, hereinafter called the “Debtor”, whose business address is 22900 Shaw Road, Suite 111, Sterling, VA, 20166, and Agility Lease Fund-III, LLC, an Arizona limited liability company or its assigns, whose business address is 101 East Gurley Street, Suite 202, Prescott, Arizona 86301, hereinafter called the “Secured Party”.

RECITALS

A.

This Security Agreement is being issued pursuant to the terms set forth in that certain Master Lease Agreement dated October 1 2013 by and between the Debtor and the Secured Party (the “Master Lease Agreement”).

B.

Pursuant to the terms set forth in the Master Lease Agreement, the Debtor has leased, and may in the future lease, certain equipment from the Secured Party (the “Equipment”) to be used in the operation of the Debtor’s business (the “Business”).

C.

The Secured Party and the Debtor have agreed that payment of all sums due from the Debtor to the Secured Party under the Master Lease Agreement and all schedules thereto (the “Schedules”) shall be secured in part by a first security interest in the assets of the Debtor described on Exhibit A attached hereto and incorporated herein by this reference (hereinafter collectively referred to as the “Collateral”).

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.

Grant of Security Interest. To secure the payment of all amounts due from the Debtor to the Secured Party pursuant to the Master Lease Agreement and all the Schedules, and also to secure any other indebtedness or liability of the Debtor to the Secured Party, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereinafter arising, (all hereinafter called the “Obligations”), subject to the terms and conditions of this Agreement, the Debtor hereby grants and conveys to the Secured Party a continuing first priority security interest in:

(a)

the Collateral;

(b) all accounts, equipment, property, goods and chattels of the same classes as the Collateral, acquired by the Debtor subsequent to the execution of this Agreement and prior to its termination;

(c) all proceeds, if any, of the Collateral and all proceeds of proceeds thereof, if any; and

(d) all increases, substitutions, replacements additions and accessions thereto.

2.

Warranties. Debtor warrants, covenant and agree as follows:

(a) To pay and perform all of the Obligations secured by this Agreement according to their terms.

(b) To defend the title to the Collateral against all persons and against all claims and demands whatsoever, which Collateral, except for the security interest granted hereby, is lawfully owned by the Debtor and is now free and clear of any and all liens, security interests, claims, charges, encumbrances, taxes and assessments.

(c) Upon demand of the Secured Party to furnish further assurances of title, execute any written agreement or do any other act necessary to effectuate the purposes and provisions or this Agreement, execute any instrument or statement required by law or otherwise in order to perfect, continue or terminate the security interest of the Secured Party in the Collateral and to pay all costs of filing in connection therewith.

(d) At its own expense, to keep the Collateral free and clear of all liens, charges, encumbrances, taxes and assessments.

(e) At its own expense, to pay, when due, all taxes, assessments, judgments, charges and fees relating to the Collateral.

(f) The Debtor has the right and power, and is duly authorized to enter into this Security Agreement and the execution of this Security Agreement does not constitute a breach of any provision of any agreement or any instrument to which the Debtor is a party.

3.

Default. The following shall constitute a default by the Debtor:

(a) Failure by the Debtor to pay any amount or amounts payable by the Debtor pursuant to the Master Lease Agreement, including, without limitation, any amount or amounts payable by the Debtor pursuant to any Schedules entered into by the Debtor pursuant to the terms of the Master Lease Agreement.

(b) If the Debtor (i) applies for the appointment of a receiver, trustee, or custodian of any of its assets, (ii) files a petition under any section of the bankruptcy code or similar law or regulation, (iii) makes an assignment for the benefit of creditors, (iv) is the subject of a petition under any section of the bankruptcy code or similar law or regulation which is filed against Debtor, or if any case or proceeding is filed for its dissolution or liquidation, (v) becomes insolvent or fails to pay its debts as they mature, (vi) merges or consolidates without the prior written consent of the Secured Party, (vii) dissolves or is partially or wholly liquidated, (viii) fails to comply with or perform any provision of this Agreement, the Master Lease Agreement or any Schedule, (ix) makes or gives any false or misleading representations or warranties in connection with this Agreement or any other agreement between the Secured Party and Debtor, (x) directly or indirectly subjects the Collateral to levy of execution or other judicial process, or (xi) any other act of the Debtor which in the opinion of the Secured Party imperils the prospects of full performance of the Master Lease Agreement or any of the Debtor’s other Obligations.

4.

Remedies. Upon any default of the Debtor and at the option of the Secured Party, the Obligations secured by this Agreement shall become due and payable in full without any further notice or demand, and the Secured Party shall have all the rights, remedies and privileges with respect to repossession, retention, sale of the Collateral and disposition of the proceeds as are accorded by the applicable sections of the Uniform Commercial Code of Arizona respecting such default as well as all the rights, remedies and privileges set forth in this Agreement and the Master Lease Agreement. All rights, remedies and powers of the Secured Party hereunder are cumulative, and not alternative or exclusive, and shall be in addition to all rights, remedies and powers given hereunder or in, or by, any other instruments, or by the Uniform Commercial Code, or any laws now existing or hereafter enacted. Upon any default, the Debtor shall assemble the Collateral and make it available to the Secured Party at the place and time requested by the Secured Party. Upon any default, the Secured Party’s reasonable attorneys’ fees and legal and other expenses for pursuing, searching for, receiving, taking, keeping, and selling the Collateral shall be charged to the Debtor. The Debtor shall remain liable for any deficiencies resulting from the sale of the Collateral and shall pay such deficiency forthwith upon demand. If the Debtor shall default in the performance of any of the provisions of this Agreement on the Debtor’s part to be performed, the Secured Party may, at its sole option, perform the same for the Debtor’s account and any monies expended in so doing shall be chargeable with interest to the Debtor and added to the Obligations secured hereby.

5.

Ordinary Course. So long as the Debtor is not in default hereunder, this Agreement shall not prohibit the Debtor from using the Collateral in the ordinary course of its Business. Any use of the Collateral which is other than in the ordinary course or in violation of the terms of the Master Lease Agreement or this Agreement shall be a default under this Agreement for which the Secured Party at its option, may exercise its rights hereunder including without limitation its rights of acceleration of the Obligations and demand immediate payment of all outstanding sums due under the Master Lease Agreement, the Schedules, and this Agreement.

6.

Information. The Debtor shall permit the Secured Party or its agents, upon reasonable request, to have access to and to inspect and make copies of, or extracts from, the books, records and files of the Debtor and of its successors and assigns for purposes relevant to this Agreement, and the Debtor will make the same available during reasonable business hours on prior notice for such purposes.

7.

Perfection of Security Interest. The Secured Party is authorized to file a Financing Statement perfecting the security granted by the Debtor pursuant to this Agreement. The Debtor shall execute and deliver to the Secured Party, concurrently with Debtor's execution of this Agreement, and at any time or times hereafter at the reasonable request of the Secured Party, all financing statements and continuation financing statements, and other documents that Secured Party may reasonably request, in form satisfactory to Secured Party which are necessary to perfect, and maintain perfected, the Secured Party's continuing first priority security interest in the Collateral.

8.

General.

(a) This Agreement has been delivered in the State of Arizona and shall be construed in accordance with the laws of the State of Arizona.

(b) The rights and privileges of the Secured Party hereunder shall inure to the benefit of its successors and assigns, and this Security Agreement shall be binding on all successors of the Debtor.

(c) The Debtor agrees to pay all costs and expenses (including reasonable expenses for legal services) relating to or incidental to the Secured Party’s enforcement of its rights arising under this Security Agreement.

(d) Waiver of acquiescence of any default by the Debtor, or failure of the Secured Party to insist upon strict compliance by the Debtor of any warranties or agreements in this Security Agreement, shall not constitute a waiver of any subsequent or other notice or failure.

(e) Notice to either party shall be in writing and shall be delivered personally or by mail addressed to the party at the addresses herein set forth, or as otherwise set forth in writing.

(f) The Arizona Uniform Commercial Code shall govern the rights, duties and remedies of the parties and any provisions herein declared invalid under any law shall not invalidate any other provision of this Agreement.

9.

Release. At such time as the Debtor shall satisfy its obligation to the Secured Party under the Master Lease Agreement, the Schedules, and this Agreement, the Secured Party shall promptly execute and deliver to the Debtor any and all documents which are necessary to terminate, release and discharge the Secured party’s rights hereunder, and any other security interest given in connection herewith.

IN WITNESS WHEREOF, this Security Agreement has been duly executed as of the 1st_ day of October 2013.

Debtor: IceWEB, Inc.

By: __/s/ Rob Howe___________________

Its: __Chief Executive Officer___________

____________________________________

Secured Party: Agility Lease Fund-III, LLC

By: ___/s/ Hal Hayden_________________

       Hal Hayden

Its:  Manager

Security Agreement – IceWeb, Inc. 33-130

EXHIBIT A

The Collateral subject to this Security Agreement is as follows:

1.

All Equipment and peripherals wherever located heretofore or hereafter leased to Debtor by Secured Party pursuant to the Master Lease Agreement and all of Debtor's rights, title and interest in and to any software and services (collectively "Software") financed under and described in the Master Lease Agreement, including without limitation all substitutions, additions, accessions and replacements thereto ,and thereof, now or hereafter installed in, affixed to, or used in conjunction with the Equipment and Software, and proceeds thereof and refunds obtained by Debtor from a manufacturer, licensor or service provider, and other proceeds and payments due and to become due and arising from or relating to said Equipment, Software or the Master Lease Agreement.

2.

All subleases, chattel paper, accounts, security deposits, and general intangibles relating thereto, and any and all substitutions, replacements or exchanges for any such item of Equipment or other collateral, in each such case in which Debtor shall from time to time acquire an interest;

3.

Any and all insurance and/or other proceeds of the property and other Collateral in and against which a security interest is granted hereunder;

4.

All of Debtor’s accounts, accounts receivable, instruments, documents, contract rights, chattel paper, inventory, equipment, money deposit accounts, insurance policies, reserves, reserve accounts, general intangibles and proceeds thereof presently existing or hereafter arising, now owned or hereafter acquired by Debtor;

5.

All goods and inventory relating to the Master Lease Agreement in all stages of manufacture, process or production;

6.

All books and records pertaining to accounts; and proceeds of the foregoing property

7.

All right, title and interest in the Business trade name and trade style and any derivative thereof.

8.

All franchise rights associated with the Business.

9.

All of the leasehold interest in the premises in which the Business is operated and all of the leasehold improvements located in such premises.

10.

All internet domain names and all websites associated with the Business.

11.

All accounts of Debtor and the Business.

2

Security Agreement – IceWeb, Inc. 33-130